CNL STRATEGIC CAPITAL, LLC S-1/A

EXHIBIT 23.4

Consent of Alvarez & Marsal Valuation Services, LLC

We hereby consent to the reference to our name under the headings “Prospectus Summary,” “Risk Factors,” “Determination of Net Asset Value” and “Conflicts of Interest and Certain Relationships and Related Party Transactions” in CNL Strategic Capital, LLC’s Registration Statement on Form S-1 and in the prospectus included therein.

/s/ Alvarez & Marsal Valuation Services, LLC

ALVAREZ & MARSAL VALUATION SERVICES, LLC

Date: September 23, 2024